EXHIBIT 99

Introduction

Orient-Express Hotels Ltd.

Orient-Express Hotels owns or part-owns, and manages, 51 businesses operating in 25 countries. 41 are hotels, ranging across five continents, from the Hotel Cipriani in Venice to the Mount Nelson in Cape Town, the Copacabana Palace in Rio de Janeiro, the Observatory in Sydney and Maroma Resort and Spa on Mexico’s Riviera Maya.

Restaurants include ‘21’ Club in New York and La Cabaña in Buenos Aires. Six tourist trains include the legendary Venice Simplon-Orient-Express in Europe and the Eastern & Oriental Express in Asia. The Company also part-owns and manages PeruRail, which operates the Cuzco-Machu Picchu train service currently used by nearly every tourist to Peru. The m.v. Road To Mandalay provides luxury cruises on the Irrawaddy River in Burma.

Orient-Express Hotels continually seeks opportunities for expansion, looking at both strategic and opportunistic acquisitions and building on its legacy brands. It owns or part-owns the majority of its properties because it believes that equity returns are greater than management fee income alone but will also consider pure management of appropriate properties. The key is to offer both luxury services and memorable experiences for the discerning traveler.

The Company avoids the use of a chain brand. Thus, none of its properties is branded “Orient-Express” (except the Venice Simplon-Orient-Express and the safari camps in Botswana). Management believes that discriminating travelers will choose a well-known individual property in preference to a chain brand. In the few locations where the Company competes with de luxe brand chains (Venice, Lisbon and Rio de Janeiro are examples) it achieves up to 40% higher average rates than the chain brand hotels. This does not rule out the further use of a significant brand in a market where its use will bring instant recognition and demand.

The Company also has a growing portfolio of real estate development projects to maximize the value of its 320 developable acres around the world. It is intended that these developments will be initiated following local market studies to ensure a viable business plan for each one. Currently, there are four projects underway.

Chairman’s message

April 2, 2008

Dear Shareholder,

Consistent with recent years, 2007 saw double digit growth in revenue and EBITDA for the Company. Revenue grew 21%, to $578.4 million. EBITDA grew 13% to $154.1 million. The performance of our European Hotels, and Trains and Cruise products underpinned the growth.

In August 2007 the Company announced the appointment of Paul White as President and Chief Executive Officer. Paul stepped up from his position as Chief Financial Officer and brings a wealth of experience having served the Company not only in a financial capacity but also in development and operations.

In November 2007, Paul and his senior management team outlined the Company’s plans moving forward. With the impact of the credit crisis firmly in the minds of the Company, its shareholders, customers and employees, it is of prime importance that our focus is on our existing 51 properties, and maximizing their revenues and profitability. We will continue to invest in these properties, on which we spent $103.9 million in capital expenditure in 2007. This included $12.0 million at the Grand Hotel Europe in St Petersburg, $10.1 million at El Encanto in Santa Barbara and $7.2 million at the Copacabana Palace in Rio de Janeiro. In 2008 we plan to invest a further $100.2 million, with $44.1 million of that to be invested in our new products in Iguaçu, Santa Barbara and Bali.

In 2007 the Company was delighted to win a 20 year concession to operate the famed Hotel das Cataratas, a 201 room hotel on the rim of the Iguaçu Falls in Brazil. This, along with the acquisition of 46 acres of land in Buzios where the Company will construct a 40 suite hotel with nine super luxury residences, will see the Company having a significant presence in Brazil.

The Company begins 2008 with a strong balance sheet and is well positioned to take advantage of acquisition opportunities that are expected to appear as a result of the credit crisis. The Company is broadening its approach to acquisitions and development and has created a new development team to actively seek out opportunities.

Our Trains and Cruises operations were bolstered by the successful acquisitions of The Royal Scotsman train and Afloat in France businesses.

Construction at our Real Estate developments in St Martin and Virginia is now well advanced, and the Company is currently evaluating opportunities in Portugal, South America, Asia and Mexico. Our development team is continuing to look at opportunities that complement properties and are accretive to the guest experience as well as to earnings.

November 2007 also saw the purchase of the Donnell library site in New York City. This site on 53rd Street, between 5th and 6th Avenues, will see Orient-Express Hotels develop a hotel contiguous with its famous ‘21’ Club on 52nd Street. The property, the most ambitious project in the Company’s history, should be completed in early 2011 and will bring a level of service and style superior to that currently available to business and leisure travelers to New York.

In my first ‘Chairman’s message’, I would like to end by extending my personal and professional thanks to Jim Sherwood and his wife Dr Shirley Sherwood. Jim founded the Company back in the 1970s when he bought the Hotel Cipriani in Venice, Italy. He oversaw steady growth to the point where in 2000 the Company was floated on the NYSE. He remains an active member of the board, supporting management in its quest to find exciting expansion opportunities across the globe.

I would also like to express the Company’s gratitude to Natale Rusconi, who retired at the end of 2007 after 30 years as General Manager of the Hotel Cipriani.

2007 could be described as a successful year of transition, with the Company achieving its financial targets and completing the restructuring of its senior management team under the leadership of Paul White.

I believe we are well positioned to see your Company move forward in an interesting period for the industry.

Sincerely,

James B. Hurlock

Chairman

President’s Overview of Performance

2007 was another year of strong performance for Orient-Express Hotels. Same store RevPAR grew 11% in local currency (15% in US dollars). EBITDA grew 13% to $154.1 million, underpinned by the performance of our Trains and Cruises portfolio, and our European Hotels. In addition to these strong operating results, we completed the acquisitions of four operations and acquired development land for a further two operations, one in New York City.

Europe

Our European portfolio enjoyed a strong year in 2007, with same store RevPAR growing 10% in local currency (17% in US dollars). In Italy all four properties saw good RevPAR and EBITDA growth, with overall RevPAR closing the year at $972. The Hotel Cipriani in Venice saw RevPAR grow 18%, underpinned by strong demand from the UK and Europe. In November 2007 we embarked on a $3 million program to upgrade 16 of the rooms in the San Giorgio and Redentore wings. These rooms came on line in March 2008. Both the Hotel Splendido in Portofino and the Villa San Michele recorded double digit rate growth, resulting in EBITDA growth of 19% and 14% respectively. In Ravello, the Hotel Caruso Belvedere recorded RevPAR growth of 26%, resulting in EBITDA growth of 160%.

In Portugal, our Lisbon property, the Lapa Palace showed positive signs of recovery as the Lisbon market strengthened. EBITDA at the hotel grew by 88%. In Madeira, Reid’s Palace had an excellent year, with the market reacting well to the 2006 refurbishment and the addition of a new spa facility. RevPAR grew 11% with EBITDA growing 152%. In France, Hôtel de la Cité saw EBITDA grow 147%.

Both Spanish properties performed well. Hotel Ritz Madrid saw RevPAR grow 13%, with good increases in both occupancy and average room rate. This property will undergo a circa €50 million refurbishment, currently planned to commence at the end of 2008. In September 2007, La Residencia opened eight new Tramuntana suites which contributed to a revenue growth of 81% in the fourth quarter. This completes four years of steady refurbishment at the property, which is now well positioned for the future.

In the UK, Le Manoir aux Quat’ Saisons showed a revenue increase of 23%. The Company has formalized an agreement with Raymond Blanc securing his services until 2013.

We completed the refurbishment of a further 97 rooms at the Grand Hotel Europe in St Petersburg, where EBITDA grew 12% to $21.1 million. This means 75% of the rooms have now been refurbished since acquisition in 2005. In 2008 we will complete ten historic rooms and focus will now switch to upgrading the food and beverage facilities in the hotel.

At the time of writing the outlook for 2008 in Europe is positive, with bookings tracking 4% ahead over the same time in 2007. We expect demand to stay strong through the high season (third quarter), with rate growth underpinning RevPAR growth. We are focussing on growing total revenues in excess of RevPAR growth. We expect growth in the fourth quarter and shoulder seasons in general to be more volume driven than rate driven, as the impact of world economic events affect the traditional shoulder season traveler.

North America

A combination of a post hurricane recovery period impacting demand in New Orleans and Mexico, combined with tough trading conditions in the United States, saw the region record EBITDA of $13.2 million, down 33% on the $19.7 million recorded in 2006. The Windsor Court Hotel in New Orleans struggled through the year, with occupancy of 62%. Despite the hotel recording the best RevPAR in the city EBITDA fell short of 2006 levels by $4.0 million. Unlike 2006, there were no insurance proceeds booked in 2007. Our other domestic US properties, Keswick Hall, The Inn at Perry Cabin and Charleston Place showed steady growth in RevPAR and EBITDA.

In the Caribbean, La Samanna had a strong year with RevPAR up 6%. The hotel derives the majority of its business from dollar based countries, with its costs being primarily Euro based. This makes profit conversion challenging, with bookings being taken in US dollars far ahead of arrival.

In Mexico, our properties on the Mayan Riviera and at San Miguel de Allende ended the year strongly. Maroma Resort and Spa recorded RevPAR growth of 37%, and Casa de Sierra Nevada, with the majority of its post acquisition refurbishment complete, recorded RevPAR growth of 24%.

In spite of a challenging planning process, our biggest current refurbishment project, the 91 room El Encanto in Santa Barbara, will commence opening mid 2009. This property, with stunning views out to the sea, will encompass a new spa, dining and banquet facilities, a new pool, and refurbishment of all rooms.

Rest of World

The region, which now encompasses Southern Africa, Southern America, Australasia and South East Asia, had a solid year. Same store RevPAR grew 14% in local currency (15% in US dollars), with EBITDA growing 13% to $35.6 million.

In Southern Africa, EBITDA grew 28%, with all three properties contributing. Our Botswana safari business, Orient-Express Safaris, had a record performance, as did The Westcliff in Johannesburg. The Mount Nelson in Cape Town saw a year in which EBITDA grew by 29% and the addition of its new spa at the beginning of 2008.

In South America, the Peruvian portfolio properties all turned in excellent results. The Company’s 51st property, Las Casitas del Colca, a 20 room property situated on the edge of the famous Colca Canyon in southern Peru opened in April 2008. Copacabana Palace in Rio de Janeiro, with its newly opened banquet facilities recorded revenue growth of 13% in U.S. dollars.

In Australia, both The Observatory in Sydney, and Lilianfels in the Blue Mountains successfully grew their rates in an environment where occupancy growth stalled. Our island product, Bora Bora Lagoon Resort in French Polynesia has been marked for disposal in 2008 and in the fourth quarter the Company took a $14.0 million impairment write down, as prescribed under U.S. accounting rules.

In Asia, all six properties recorded RevPAR growth, including The Governor’s Residence in Rangoon, which suffered, as did all Burmese tourist operations, from the impact of the civil conflict at the end of 2007.

Real Estate

2007 saw the Company focussed on construction of its key projects in St Martin. On the French side of the island, we commenced the building of seven luxury 6,000 square foot villas, all with private pools, exceptional ocean views, built very much in keeping with the ambience of La Samanna. Owners will have full use of the hotel’s facilities, with the first of the seven villas being ready for occupation in September 2008. Upon completion, we have permits to construct a further 27 villas.

On the Dutch side of the Island, near to the hotel, construction of the 184 condominium complex at the Cupecoy Yacht Club is now over 40% completed. The project, which includes some 30,000 square feet of retail, restaurant and marina space, is scheduled for completion in the third quarter of 2009. Plans are currently being worked on for the second phase of development, which could include a casino, and a further 60 condominium units.

At Keswick Hall in Charlottesville, Virginia, we sold a custom built home and four plots in 2007, all around an Arnold Palmer designed golf course. We have a further 40 plots, which we expect to sell gradually over the next three to five years.

Trains and Cruises

2007 was a particularly strong year for the Trains and Cruises division, with EBITDA growing 39% to $25.5 million. The Company’s flagship operation, the Venice Simplon-Orient-Express led the way, with EBITDA up 41%. The new acquisitions, The Royal Scotsman, a 36 berth sleeper train that operates in Scotland, and Afloat in France, which operates five super luxury barges on the French canals, contributed to an excellent year, as did our United Kingdom day trains, the British Pullman and Northern Belle.

Outlook for 2008

The industry finds itself in a challenging position as we go into 2008 and indeed beyond. For the first time in five years, demand is showing signs of softening. Whilst we are not yet seeing this in the luxury sector, my senior management team and I are ready to react to any number of events which may have an impact on guests’ propensity to travel. It is of prime importance that the Company remains focussed on maximizing revenue opportunities, not just RevPAR, but food and beverage, spa, and all components of total revenue and then maximizes EBITDA conversion through disciplined cost control. Filip Boyen, Maurizio Saccani and our nine regional Managing Directors will be focussed on delivery in this area. From 2008, every one of Orient-Express Hotels’ 7,000 plus employees, the backbone of our Company, is incentivized by way of a ‘Stock Appreciation Rights Plan’ to deliver results for our shareholders.

I am delighted that with the recent employment of Martin O’Grady, our new Chief Financial Officer, my senior management team is complete. In a year when we believe there could be considerable acquisition opportunities as the effect of the credit crunch moves across the Atlantic to Europe, our development team, headed up by Nick Varian, is ready to move.

As we look at 2008 and beyond, we firmly believe that our unique position, owning and operating both hotels and the more unusual luxury trains, restaurants, river cruises and safaris, places Orient-Express at the forefront of luxury travel. We are resourced and primed to seek out opportunities that will continue to grow the Company, consistent with its well established historic values.

Paul M. White

President and CEO

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Management evaluates the operating performance of the Company’s segments on the basis of segment EBITDA (segment net earnings before interest expense (but after interest income from unconsolidated companies), foreign currency, tax (including tax on earnings from unconsolidated companies), depreciation, amortization and gain on investment sale) and believes that segment EBITDA is a useful measure of operating performance because segment EBITDA is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is a financial measure commonly used in the Company’s industry.  Our segment EBITDA, however, may not be comparable in all instances to EBITDA as disclosed by other companies.  Segment EBITDA should not be considered as an alternative to earnings from continuing operations or net earnings (as determined in accordance with US generally accepted accounting principles) as a measure of the Company’s operating performance, or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with US generally accepted accounting principles) as a measure of the Company’s ability to meet cash needs.

This report contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding earnings outlook, investment plans and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the report, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions, and legislative, regulatory and political developments.  Further information regarding these and other factors is included in the filings by the Company with the US Securities and Exchange Commission.